Exhibit 10.3

[FORM]

EAGLE ROCK ENERGY PARTNERS
LONG-TERM INCENTIVE PLAN

RESTRICTED UNIT AGREEMENT
FOR
NON-EMPLOYEE DIRECTORS

This Restricted Unit Agreement (this “Agreement”) is made and entered into by and between EAGLE ROCK ENERGY G&P, LLC, a Delaware limited liability company (the “Company”), and [                                          ] (the “Director”).  This Agreement is entered into as of the [                      ] (the “Date of Grant”).  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan (as defined below), unless the context requires otherwise.

W I T N E S S E T H:

WHEREAS, the Company has adopted the EAGLE ROCK ENERGY PARTNERS LONG-TERM INCENTIVE PLAN (the “Plan”) to attract, retain and motivate employees, officers, directors and consultants; and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the grant to non-employee members of the Board of restricted units of EAGLE ROCK ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), as part of their compensation for services performed for the Company, the Partnership, or any other entity which is an affiliate (within the meaning of such term under the Exchange Act and the rules promulgated thereunder) of the foregoing entities (collectively, the “Partnership Entities”).

NOW, THEREFORE, in consideration of the Director’s agreement to provide or to continue providing services to the Partnership Entities, the Director and the Company agree as follows:

SECTION 1.         Grant.

The Company hereby grants to the Director as of the Date of Grant an award of                    Units, subject to the terms and conditions set forth in the Plan, which is incorporated herein by reference, and in this Agreement, including, without limitation, those restrictions described in Section 2 (the “Restricted Units”).

SECTION 2.         Restricted Units.

The Restricted Units are restricted in that they may be forfeited to the Company and in that they may not, except as otherwise provided in Section 5, be transferred or otherwise disposed of by the Director until such restrictions are removed or expire as described in Section 4 of this Agreement.  The Company shall issue in the Director’s name the Restricted Units and shall retain the Restricted Units until the restrictions on such Restricted Units expire or until the Restricted Units are forfeited as described in Section 4 of this Agreement.  The Director agrees that the Company will hold the Restricted Units pursuant to the terms of this Agreement until such time as the Restricted Units are either delivered to the Director or forfeited pursuant to this Agreement.

SECTION 3.         Rights of Director; Unit Distribution Rights.

Effective as of the Date of Grant, the Director shall be treated for all purposes as a Unit holder with respect to all of the Restricted Units granted to him pursuant to Section 1 (except that the Director shall not be treated as the owner of the Units for federal income tax purposes until the Restricted Units vest (unless the Director makes an election under section 83(b) of the Code, in which case the Director shall be treated as the owner of the Units for all purposes on the Date of Grant)) and shall, except as provided herein, have all of the rights and obligations of a Unit holder with respect to all such Restricted Units, including any right to vote with respect to such Restricted Units and to receive any UDRs thereon if, as, and when declared and paid by the Partnership, including, without limitation, any UDRs consisting of the distribution of special purchase or other rights.  Notwithstanding the preceding provisions of this Section 3, the Restricted Units shall be subject to the restrictions described herein, including, without limitation, those described in Section 2.

SECTION 4.         Forfeiture and Expiration of Restrictions.

(a)           Vesting Schedule.  Subject to the terms and conditions of this Agreement, the restrictions described in Section 2 shall lapse and the Restricted Units shall become vested and nonforfeitable (“Vested Units”), provided the Director has continuously provided services to the Partnership Entities, without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date(1)	Cumulative Vested Percentage
On May 15, [ ]	33%
On May 15, [ ]	66%
On May 15, [ ]	100%

(b)           Termination of Service.

(i)            Termination due to Death or Disability.  If, at any time prior to the final Vesting Date, the Director ceases providing services to the Partnership Entities by reason of the Director’s death or Disability, then all Restricted Units granted pursuant to this Agreement that remain unvested as of the date of the Director’s termination shall immediately become fully vested and nonforfeitable as of the date of such termination.

(1)  Grants dated between February 15 and August 14 vest on May 15 of each year; grants dated between August 15 and February 14 vest on November 15 of each year.

(ii)           Involuntary Termination Without Cause.  If, at any time prior to the final Vesting Date, the Director is not nominated for election, or is not elected, as a member of the Board and such failure to nominate or elect the Director to the Board is for a reason other than Cause (such resulting termination of the Director’s then current term, an “Involuntary Termination”), then all Restricted Units granted pursuant to this Agreement that have not yet vested as of the date of such Involuntary Termination shall become null and void as of such date, shall be forfeited to the Company and the Director shall cease to have any rights with respect thereto; provided, that, the Board, in its sole and absolute discretion, may decide to vest all or any portion of the Restricted Units granted pursuant to this Agreement that remain unvested as of the date of the Director’s Involuntary Termination.  The portion of the Restricted Units, if any, for which restrictions do not lapse in accordance with the foregoing shall become null and void as of the date of the Involuntary  Termination; provided, that the portion, if any, of the Restricted Units for which forfeiture restrictions lapse as of such date shall survive.

(iii)          Other Termination.  If, at any time prior to the final Vesting Date, the Director ceases providing services to the Partnership Entities for any reason other than due to the Director’s death or Disability or due to an Involuntary Termination, then all Restricted Units granted pursuant to this Agreement that have not yet vested as of the date of the Director’s termination shall become null and void as of the date of such termination, shall be forfeited to the Company and the Director shall cease to have any rights with respect thereto; provided, however, that the portion, if any, of the Restricted Units for which forfeiture restrictions have lapsed as of the Director’s date of termination shall survive.

(c)           Termination Following a Change of Control.  In the event of termination of the Director’s service relationship with the Partnership Entities as a result of an Involuntary Termination within 2 years following a Change of Control and prior to the final Vesting Date, all restrictions described in Section 2 shall lapse and all Restricted Units granted pursuant to this Agreement shall become immediately vested and nonforfeitable.

(d)           Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)            Cause.  The term “Cause” means a determination made in good faith by a majority of the Elected Directors (as defined in the Partnership Agreement) that the Director (A) willfully and continually failed to substantially perform the Director’s duties with the Partnership Entities (other than a failure resulting from the Director’s incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Director specifying the manner in which the Director has failed to substantially perform or (B) willfully engaged in conduct which is demonstrably and materially injurious to the Partnership Entities, monetarily or otherwise; provided, however, that no termination of the Director’s services shall be for Cause as set forth in clause (B) above until (1) there shall have been delivered to the Director a copy of a written notice setting forth that the Director was guilty of the conduct described in clause (B) above and specifying the particulars thereof in detail and (2) the Director shall have been provided an opportunity to be heard by the Board (with the assistance of the Director’s counsel if the Director so desires).  No act or failure to act on the part of the Director shall be considered “willful” unless the Director has intentionally or deliberately acted or failed to act with knowledge that such action or failure to act was likely to be materially injurious to the Partnership Entities.  Notwithstanding anything contained herein or in the Plan to the contrary, no failure to perform by the Director after a notice of termination is given shall constitute Cause.

(ii)           Change of Control.  The term “Change of Control” means, the occurrence of one of the following:

(A)          the consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any “person” or “group” (within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act) such that afterwards such person or group has 40% or more of either (1) the then outstanding common equity securities of the Partnership (the “Outstanding Equity”) or (2) the combined voting power of the then outstanding voting securities of the Partnership (the “Outstanding Voting Securities”); provided, however, that for purposes of this subclause (A), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Partnership, (b) any acquisition by the Partnership, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Partnership or any of its Affiliates, (d) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) or (3) of subclause (D) below, or (e) any acquisition by any member of the NRG Group unless, prior to such acquisition but following the Date of Grant, the aggregate ownership of members of the NRG Group has been reduced to less than 20% of both the Outstanding Equity and the Outstanding Voting Securities; or

(B)           the acquisition of beneficial ownership by any person or group of 40% or more of the combined voting power of the then outstanding voting securities of the general partner of the Partnership and/or the Company (the “GP Outstanding Voting Securities”); provided, however, that for purposes of this subclause (B), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Partnership or any of its subsidiaries, (2) any transaction that is subject to subclause (D) below, or (3) any acquisition of beneficial ownership of GP Outstanding Voting Securities solely by virtue of an acquisition of Outstanding Equity or Outstanding Voting Securities; or

(C)           the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; or

(D)          the consummation of a reorganization, merger or consolidation involving the Partnership or a sale or other disposition by the Partnership of all or substantially all of its assets or an acquisition of assets of another entity (a “Business Combination”), in each case, unless following such

Business Combination: (1) the Outstanding Equity and Outstanding Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then outstanding equity securities and the combined voting power of the then outstanding voting securities, as the case may be, of the entity resulting from such Business Combination or the resulting public parent thereof (including, without limitation, any entity that as a result of such transaction owns the Partnership, or all or substantially all of the assets of the Partnership either directly or through one or more subsidiaries), as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Partnership or the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding equity securities of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed with respect to the Partnership prior to the Business Combination, and (3) at least a majority of the members of the board of directors or similar governing entity of the entity resulting from such Business Combination or the resulting public parent thereof, as the case may be, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, that clauses (1), (2) and (3) of this subclause (D) shall not apply if the entity resulting from the Business Combination or the resulting public parent thereof, as the case may be, is a limited partnership unless 100% of the combined voting power of the voting securities of the general partner thereof is owned, directly or indirectly, by such limited partnership; or

(E)           individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board.  For purposes of this Agreement, the term “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Date of Grant and any other individual who becomes a director of the Company after such date and who is either (1) an Appointed Director (as such term is defined in the Partnership Agreement), (2) a Management Director (as such term is defined in the Partnership Agreement), or (3) an Elected Director (as such term is defined in the Partnership Agreement) who was nominated to serve on the Board by a vote of at least a majority of the Elected Directors then serving on the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened election contest or solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

(iii)          Disability.  The term “Disability” means (A) a physical or mental impairment of sufficient severity that, in the opinion of the Board, the Director is unable to continue performing the duties assigned to the Director prior to such impairment or the

Director’s condition entitles the Director to disability benefits under any insurance or employee benefit plan of any Partnership Entity, and (B) the impairment or condition is cited by the employing Partnership Entity as the reason for the Director’s termination.

SECTION 5.         Limitations on Transfer.

The Director agrees that he shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Restricted Units hereby acquired prior to the applicable Vesting Dates, including pursuant to a domestic relations order issued by a court of competent jurisdiction, unless such transfer is expressly approved in writing by the Committee.  Any attempted disposition of the Restricted Units in violation of the preceding sentence shall be null and void.

SECTION 6.         Nontransferability of Agreement.

This Agreement and all rights under this Agreement shall not be transferable by the Director other than by will or pursuant to applicable laws of descent and distribution.  Any rights and privileges of the Director in connection herewith shall not be transferred, assigned, pledged or hypothecated by the Director or by any other person or persons, in any way, whether by operation of law, or otherwise, and shall not be subject to execution, attachment, garnishment or similar process.  In the event of any such occurrence, the Restricted Units shall automatically be forfeited.  Notwithstanding the foregoing, all or some of the Restricted Units or rights under this Agreement may be transferred if such transfer is approved in writing by the Committee.

SECTION 7.         Adjustment of Restricted Units.

The number of Restricted Units granted to the Director pursuant to this Agreement shall be adjusted to reflect unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan.  All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the Units with respect to which they were distributed or issued.

SECTION 8.         Delivery of Vested Units.

Promptly following the expiration of the restrictions on the Restricted Units as contemplated in Section 4 of this Agreement, and subject to Section 9, the Company shall cause to be issued and delivered to the Director or the Director’s designee the number of Restricted Units as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, and shall pay to the Director any previously unpaid UDRs distributed with respect to the Restricted Units.  Neither the value of the Restricted Units nor the UDRs shall bear any interest owing to the passage of time.

SECTION 9.         Securities Act.

The Company shall have the right, but not the obligation, to cause the Restricted Units to be registered under the appropriate rules and regulations of the SEC.  The Company shall not be required to deliver any Units hereunder if, in the opinion of counsel for the Company, such delivery would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.  By accepting this grant, the Director agrees that any Units that the Director may acquire upon vesting of this Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

SECTION 10.       Copy of Plan.

By the execution of this Agreement, the Director acknowledges receipt of a copy of the Plan.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

SECTION 11.       Notices.

Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day (on which banking institutions in the State of Texas are open) after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.  The Company or the Director may change at any time and from time to time by written notice to the other, the address which it or he previously specified for receiving notices.  The Company and the Director agree that any notices shall be given to the Company or to the Director at the following addresses:

Company:	Eagle Rock Energy G&P, LLC
Attn: Charles C. Boettcher
P.O. Box 2968
Houston, Texas 77252-2968
Phone: (281) 408-1260
Fax: (281) 715-4142

Director:	At the Director’s current address as shown in the
Company’s records.

SECTION 12.       General Provisions.

(a)           Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan.  The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and with respect to this Agreement shall be final and binding upon the Director and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

(b)           Continuation of Service.  This Agreement shall not be construed to confer upon the Director any right to continue in the service of the Partnership Entities.

(c)           Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Texas, without giving effect to any conflict of laws provisions.

(d)           Amendments.  This Agreement may be amended only by a written agreement executed by the Company and the Director, except that the Committee may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change (other than pursuant to Section 4(c) or 7(c) of the Plan) materially reduces the rights or benefits of the Director with respect to the Restricted Units without his consent.

(e)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under the Director.

(f)            Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to this subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby.  Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

(g)           No Liability for Good Faith Determinations.  Neither the Partnership Entities, nor the members of the Committee or the Board, nor any officer of the Company, shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.

(h)           No Guarantee of Interests.  The Board and the Partnership Entities do not guarantee the Units from loss or depreciation.

(i)            Insider Trading Policy.  The terms of the Company’s Insider Trading Policy with respect to Units are incorporated herein by reference.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Director has set his hand as to the date and year first above written.

EAGLE ROCK ENERGY G&P, LLC

By:

Name:

Title:

Director